SUB-ITEM 77Q1(e)
                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of October 15, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Stock Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM" and further to change the name of INVESCO Mid-Cap Growth Fund to AIM Mid Cap Stock Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:



                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES


NAME OF FUND                             EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                             ------------------------------------
AIM Dynamics Fund                                 November 25, 2003

AIM Mid Cap Stock Fund                            November 25, 2003

AIM Small Company Growth Fund                     November 25, 2003

AIM S&P 500 Index Fund                            November 25, 2003


                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM DYNAMICS FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------

First $350 million..................................................0.60%
Next $350 million...................................................0.55%
Next $1.3 billion...................................................0.50%
Next $2 billion.....................................................0.45%
Next $2 billion.....................................................0.40%
Next $2 billion.....................................................0.375%
Over $8 billion.....................................................0.35%



                            AIM MID CAP STOCK FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------

All Assets..........................................................1.00%



                            AIM S&P 500 INDEX FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------

All Assets..........................................................0.25%



                         AIM SMALL COMPANY GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------

First $350 million..................................................0.75%
Next $350 million...................................................0.65%
Next $1.3 billion...................................................0.55%
Next $2 billion.....................................................0.45%
Next $2 billion.....................................................0.40%
Next $2 billion.....................................................0.375%
Over $8 billion.....................................................0.35%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                AIM STOCK FUNDS


Attest:   /s/ Lisa Moss                         By:    /s/ Robert H. Graham
          --------------------------------             ------------------------
              Assistant Secretary                         Robert H. Graham
                                                          President


(SEAL)


                                                A I M ADVISORS, INC.


Attest:   /s/ Lisa Moss                         By:    /s/ Mark H. Williamson
          --------------------------------             ------------------------
              Assistant Secretary                         Mark H. Williamson
                                                          President


(SEAL)

                                       3